UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 23, 2025

ALEXANDERS INC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06064	51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

210 Route 4 East
Paramus,	New Jersey	07652
(Address of Principal Executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 587-8541
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	ALX	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
On December 23, 2025, 731 Retail One LLC and 731 Commercial LLC, wholly-owned subsidiaries of Alexander’s, Inc. (the “Company”) and the borrowers (the “Borrower”) under the $300,000,000 mortgage loan (the “Original Loan”) on the retail condominium units of the Company’s 731 Lexington Avenue property (the “Property”), entered into an amended and restated loan agreement with the lenders named therein to restructure and extend the loan to December 23, 2035 (the “Amended Loan Agreement”).
Under the Amended Loan Agreement, the Original Loan has been restructured into a $132,500,000 Senior Note (the “A-Note”) accruing interest (to be paid current) at 7.00% per annum and a $167,500,000 Junior Note (the “C-Note”) accruing interest (not paid current) at 4.55% per annum.
On December 23, 2025, the Borrower also entered into an Intermediate Loan Agreement (the “B-Note”) with ALX Rego Holdings LLC, a wholly-owned subsidiary of the Company, as lender (“ALX Rego”) that also matures on December 23, 2035. Under the B-Note, funds loaned by ALX Rego to the Borrower, for capital and re-leasing expenses at the Property, and to fund interest on the A-Note, accrue interest (not paid current) at 13.5% per annum; provided that, to the extent more than $65 million has been funded under the B-Note, any additional advances under the B-Note that are used to pay interest on the A-Note will accrue interest at 7.00% per annum.
In connection with the loan restructuring, on December 23, 2025, ALX Rego purchased the A-Note from the existing lenders under the Original Loan at par. The C-Note remains held by the existing lenders under the Original Loan (the “Junior Lenders”).
Pursuant to the terms of the Amended Loan Agreement, all available cash, sales proceeds or refinancing proceeds shall be distributed as follows, after payment of expenses:
•First, to the A-Note for the payment of the outstanding principal and any accrued but unpaid interest;
•Second, to the B-Note for the payment of the outstanding principal and accrued interest; and
•Third, on a pari passu basis,
◦70% to the C-Note for the payment of outstanding principal and accrued interest, and
◦30% to Borrower.
In the event of a qualified refinancing transaction (which for these purposes shall be based upon the value of the Property as set forth in the appraisal for such qualified refinancing transaction following the 3rd anniversary of the Amended Loan Agreement) or sale, following application of the proceeds in accordance with the foregoing waterfall, any outstanding indebtedness that remains unpaid after such application shall be forgiven.
The Amended Loan Agreement contains certain limited covenants for the benefit of the C-Note and is non-recourse to the Company, subject to limited carveouts for certain “bad-boy” acts.
This disclosure summarizes the material provisions of the Amended Loan Agreement. This summary is qualified in its entirety by reference to the full text of the Amended Loan Agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
A copy of the Company’s press release announcing this transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligations or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference to this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 29, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Gary Hansen
Name:	Gary Hansen
Title:	Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

Date: December 29, 2025

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